THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                            FORWARD INDUSTRIES, INC.
                          Convertible Promissory Note

$_______                                                       __________, 1997
                                                             New York, New York


         FORWARD INDUSTRIES, INC., a New York corporation (the "Company"), for value received, hereby promises to pay to ___________________________, with an address at ___________________________, or registered assigns (the "Holder"), the principal amount of ___________________ dollars ($__________) (the
"Principal Amount") on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 10% per annum from the date hereof until the Maturity Date. Accrued interest on the unpaid principal balance hereof shall be payable on the Maturity Date. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

         1.   Offering, Subscription Agreement and Security.

         This Note was issued by the Company in an offering (the "Offering") of units (the "Units"), each Unit consisting of (i) 60,000 shares of Common Stock, par value $.01 par share, of the Company (the "Common Stock") (ii) one 10% Convertible Subordinated Promissory Note in the principal amount of $10,000 (collectively, the "Notes"), (ii) one Warrant to purchase 60,000 shares of Common Stock at an initial exercise price per share equal to $2.00 per share (subject to adjustment upon the occurrence of certain events and without giving effect to a contemplated reverse stock split) (collectively the "Warrants"). In connection with the Offering, each purchaser of Units (collectively, the "Holders") has executed and delivered a Subscription Agreement (each a "Subscription Agreement" and collectively, the "Subscription Agreements") to the Company.

         2.   Payments.

              (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be one year from the final closing of the sale of Units in the Offering (the "Final Closing"), which Final Closing date shall not be later than December 4, 1997.

              (b) Interest on this Note shall accrue from the date of issuance hereof, to, but excluding the Maturity Date.

              (c) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

              (d) The Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

              (e) Payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

         3.   Ranking of Note.

              (a) The Company, for itself, its successors and assigns, covenants and agrees that the payment of the principal of and interest on this
Note is unsecured in all respects, and is expressly subordinated to all Senior Indebtedness (as hereinafter defined) outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Company, provided however, the payment of the principal of and interest on this Note shall rank pari passu with the Company's other unsecured indebtedness to the extent such other unsecured indebtedness, by its terms, is not superior in right of payment to this Note. "Senior Indebtedness" shall mean all indebtedness of the Company created, incurred, assumed, or guaranteed by the Company for money borrowed which is secured or which by its terms expressly provides that such debt is senior or superior in right of payment to this Note. If any Senior Indebtedness of the Company is due (whether on maturity, by acceleration or otherwise), the holders of such Senior Indebtedness are entitled to receive payment in full before the Holders of the Notes are entitled to receive any payments.

              (b) Until the payment in full of all amounts of principal of and interest on the Notes, and all other amounts owing under the Notes, all payments to be made with respect to the principal of or interest on or other amounts due with respect to indebtedness other than Senior Indebtedness shall be made on a pari passu basis to the Notes.

         4.   Covenants.

              The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Notes, unless the consent of the majority of all of the Holders is obtained, the Company shall deliver to each Holder:

              (a) at the same time and in the same manner delivered to the Company's shareholder's, annual reports containing audited financial statements of the Company and its subsidiaries and such other information as is customarily made available to the Company's shareholder's;

              (b) promptly after the Company shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company and its subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

              (c) promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

         5.   Events of Default.

              The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

              (a) A default in the payment of the principal on any Note, when and as the same shall become due and payable.

              (b) A default in the payment of any interest on any Note, when and as the same shall become due and payable, which default shall continue for ten business days after the date fixed for the making of such interest payment.

              (c) A default in the performance, or a breach, of any of the covenants of the Company contained in Sections 2 or 4 of this Note.

              (d) A default in the performance, or a breach, of any other covenant or agreement of the Company in this Note and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

              (e) Any representation, warranty or certification made by the Company pursuant to this Note or the Subscription Agreements shall prove to have been false or misleading as of the date made in any material respect.

              (f) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

              (g) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         6.   Remedies Upon Default.

              (a) Upon the occurrence of an Event of Default referred to in
Section 5(g), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default referred to in Section 5(a) or (b), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company. Upon the occurrence of an Event of Default other than one referred to in Sections 5(a), (b) or (g), the Holders of not less than 50% in principal amount of then outstanding Notes (excluding any Notes held by or for the account of the Company or any affiliate of the Company) may declare the principal amount then outstanding of, and the accrued interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

              (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

         7.   Transfer.

              (a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

              (b) The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Act, that this Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act") or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's Subscription Agreement executed and delivered in accordance with the terms of the Offering. The Holder acknowledges that such Holder has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Note is registered under the Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or
(iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

         8.   Conversion

              (a) This Note shall be convertible at the sole option of the Company at any time from and after one hundred (100) days following the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock underlying the Units and its constituent convertible securities (the "Conversion") into (i) shares of Common Stock (the "Conversion Shares"), the number of which shall be determined by dividing the Principal Amount of this Note by $0.25 (the initial "Conversion Price"), and
(ii) one (1) warrant to purchase a number of shares of Common Stock equal to the number obtained by multiplying the Principal Amount of this Note by six (6) (the "Conversion Warrants"). The number of Conversion Shares issuable upon conversion of this Note and the terms of the Conversion Warrants are subject to adjustment as provided herein. Upon Conversion, the Company shall pay all accrued and unpaid interest (the "Interest") on the Principal Amount of the Note to the Holder hereof in cash.

              (b) Upon the delivery of written notice pursuant to Section 9(a) hereof by the Company of its option to convert this Note pursuant to this
Section 8 and full payment of the Interest due hereunder the Holder shall be deemed to be the holder of record of the shares of Common Stock and warrants issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares and Conversion Warrants shall not then have been actually delivered to the Holder, and this Note shall be deemed cancelled. As soon as practicable after the Conversion, the Company shall issue and deliver to the Holder a certificate or certificates for the Conversion Shares and Conversion Warrants issuable upon such exercise registered in the name of the Holder or its designee.

              (c) The issuance of any shares or other securities upon the Conversion, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (d) The Holder shall not have, solely on account of being the holder of this Note, any rights of a shareholder of the Company, either at law or in equity, or any rights to notice of meetings of shareholders or of any other proceedings of the Company except as provided by this Note.

              (e) The Company covenants that all shares of Common Stock issuable upon the Conversion and the exercise of any Conversion Warrants shall be duly authorized, validly issued, fully paid and nonassessable.

              (f) The Company agrees that it will not exercise its right of Conversion with respect to this Note, unless it simultaneously exercises its rights of Conversion with respect to all outstanding Notes.

              (g) In case the Company shall at any time after the date the Notes were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the number of shares of Common Stock issuable upon conversion of this Note and exercise of the Conversion Warrant, and in the case of the Conversion Warrant, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Note had been converted or the Conversion Warrant had been exercised immediately prior to such time, it would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

              (h) The number of shares of Common Stock underlying the Conversion Warrants and the exercise price thereof shall be adjusted pursuant to the anti-dilution provisions of such Conversion Warrants as if such Conversion Warrants were outstanding from the date of issuance of the Note so that upon the date of the Conversion, the Conversion Warrants shall be identical to the Warrants.

              (i) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock (as defined in Section 8(k) hereof) on such record date, then, in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Conversion Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

              (j) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Conversion Price is provided pursuant to Section 8(i) hereof), then, in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

              (l) For the purpose of any computation under this Section 8, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ SmallCap market system) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used; provided, that the fair value of a share of Common Stock shall not be less than the Conversion Price in effect on such date.

              (m) No adjustment in the Conversion Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

              (n) Upon each adjustment of the Conversion Price as a result of the calculations made in Sections 8(i) or 8(j) hereof, the Note shall thereafter evidence the right to receive upon Conversion of this Note, that number of Conversion Shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Conversion right prior to adjustment of the number of shares by the Conversion Price in effect prior to adjustment of the Conversion Price by (B) the Conversion Price in effect after such adjustment of the Conversion Price.

         9.   Miscellaneous.

              (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 275 Hempstead Turnpike, West Hempstead, New York 11552, Attention: Theodore H. Schiffman, Chief Executive Officer, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section

9(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 9(a) shall be deemed given at the time of receipt thereof.

              (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

              (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

              (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

              (e) This Note has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

              (f) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 9(a). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint or other process so served.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.


                                            FORWARD INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title: